EX-28.d.1.a

EXHIBIT A

INVESTMENT ADVISORY AGREEMENT

BETWEEN

NATIONWIDE FUND ADVISORS AND NATIONWIDE MUTUAL FUNDS

Effective May 1, 2007

Amended January 1, 2026*

Funds of the Trust	Advisory Fees
Nationwide Fund

0.54% on assets up to $250 million;

0.53% on assets of $250 million and more

but less than $1 billion;

0.52% on assets of $1 billion and more

but less than $2 billion;

0.495% on assets of $2 billion and more

but less than $5 billion; and

0.47% on assets of $5 billion and more

Nationwide BNY Mellon Dynamic U.S. Core Fund	0.45% on assets up to $5 billion; and 0.425% on assets of $5 billion and more

Funds of the Trust	Advisory Fees
Nationwide Government Money Market Fund

0.30% on assets up to $1 billion;

0.28% on assets of $1 billion and more

but less than $2 billion;

0.26% on assets of $2 billion and more

but less than $5 billion; and

0.24% on assets of $5 billion and more

Nationwide S&P 500 Index Fund	0.125% on assets up to $1.5 billion; 0.105% on assets of $1.5 billion and more but less than $3 billion; and 0.095% on assets of $3 billion and more
Nationwide Small Cap Index Fund	0.19% on assets up to $1.5 billion; 0.17% on assets of $1.5 billion and more but less than $3 billion; and 0.16% on assets of $3 billion and more
Nationwide Mid Cap Market Index Fund	0.195% on assets up to $1.5 billion; 0.175% on assets of $1.5 billion and more but less than $3 billion; and 0.165% on assets of $3 billion and more

Funds of the Trust	Advisory Fees
Nationwide International Index Fund	0.245% on assets up to $1.5 billion; 0.205% on assets of $1.5 billion and more but less than $3 billion; and 0.195% on assets of $3 billion and more
Nationwide Bond Index Fund	0.185% on assets up to $1.5 billion; 0.145% on assets of $1.5 billion and more but less than $3 billion; and 0.135% on assets of $3 billion and more
Nationwide Investor Destinations Aggressive Fund	0.13% of average daily net assets
Nationwide Investor Destinations Moderately Aggressive Fund	0.13% of average daily net assets
Nationwide Investor Destinations Moderate Fund	0.13% of average daily net assets
Nationwide Investor Destinations Moderately Conservative Fund	0.13% of average daily net assets
Nationwide Investor Destinations Conservative Fund	0.13% of average daily net assets

Funds of the Trust	Advisory Fees
Nationwide Schroders Global Equity Fund

0.65% on assets up to $250 million;

0.60% on assets of $250 million and more but less than $500 million;

0.58% on assets of $500 million and more but less than $1 billion; and

0.55% on assets of $1 billion and more

Nationwide Inflation-Protected Securities Fund	0.25% on assets up to $1 billion; and 0.23% on assets of $1 billion and more
Nationwide Invesco Core Plus Bond Fund

0.45% on assets up to $500 million;

0.425% on assets of $500 million and more but less than $1 billion;

0.40% on assets of $1 billion and more but less than $1.5 billion; and

0.39% on assets of $1.5 billion and more

Nationwide Bailard Small Cap Value Fund	0.60% on assets up to $500 million; and 0.55% on assets of $500 million and more
Nationwide Bailard International Equities Fund	0.60% on assets up to $1 billion; and 0.55% on assets of $1 billion and more
Nationwide Bailard Technology Fund	0.60% on assets up to $500 million; 0.55% on assets of $500 million and more but less than $1 billion; and 0.50% on assets of $1 billion and more

Funds of the Trust	Advisory Fees
Nationwide Geneva Mid Cap Growth Fund	0.65% on assets up to $250 million; 0.60% on assets of $250 million and more but less than $500 million; and 0.55% on assets of $500 million and more
Nationwide Geneva Small Cap Growth Fund	0.84% on assets up to $250 million; 0.79% on assets of $250 million and more but less than $500 million; and 0.74% on assets of $500 million and more
Nationwide Loomis Core Bond Fund

0.41% on assets up to $250 million;

0.385% on assets of $250 million and more but less than $1 billion;

0.36% on assets of $1 billion and more

but less than $2 billion;

0.335% on assets of $2 billion and more

but less than $5 billion; and

0.31% on assets of $5 billion and more

Funds of the Trust	Advisory Fees
Nationwide Loomis Short Term Bond Fund

0.35% on assets up to $500 million;

0.34% on assets of $500 million and more but less than $1 billion;

0.325% on assets of $1 billion and more but less than $3 billion;

0.30% on assets of $3 billion and more but less than $5 billion;

0.285% on assets of $5 billion and more but less than $10 billion; and

0.275% on assets of $10 billion and more.

Nationwide Renaissance Small Cap Growth Fund	0.75% on assets up to $500 million; and 0.70% on assets of $500 million and more
Nationwide NYSE Arca Tech 100 Index Fund

0.448% on assets up to $50 million;

0.248% on assets of $50 million and more but less than $250 million;

0.198% on assets of $250 million and more but less than $500 million; and

0.148% on assets of $500 million and more

* As approved by the Board of Trustees at its meeting held on December 9-10, 2025.

IN WITNESS WHEREOF, the parties have executed this Amended Exhibit A on the day and year first written above.

NATIONWIDE FUND ADVISORS

By:	/s/ Joseph Aniano
Name: Joseph N. Aniano
Title: President

NATIONWIDE MUTUAL FUNDS

By:	/s/ Joseph Aniano
Name: Joseph N. Aniano
Title: President